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                                                                 EXHIBIT 31.1(a)

                                 CERTIFICATIONS

I, Eugene V.N. Bissell, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the fiscal year ended September 30, 2004 (as amended, the "annual report") of AmeriGas Partners, L.P., AmeriGas Finance Corp., AmeriGas Eagle Finance Corp. and AP Eagle Finance Corp.; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.



Date: December 22, 2004                    Eugene V.N. Bissell
                                           -------------------
                                           Eugene V.N. Bissell
                                           President and Chief Executive Officer
                                           AmeriGas Propane, Inc.
                                           AmeriGas Finance Corp.
                                           AmeriGas Eagle Finance Corp.
                                           AP Eagle Finance Corp.